UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2013

XOMA CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-14710 (Commission File Number)	52-2154066 (IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California (Address of principal executive offices)	94710 (Zip Code)

Registrant's telephone number, including area code	(510) 204-7200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 19, 2013, XOMA Corporation (the “Company”) announced that John Varian, Chief Executive Officer, Paul Rubin, M.D., Senior Vice President, Research and Development and Chief Medical Officer, Patrick J. Scannon, M.D., Ph.D., Executive Vice President, Chief Scientific Officer, James R. Neal, Vice President, Business Development, and Charles C. Wells, Vice President, Human Resources and Information Technology, entered into pre-arranged stock trading plans to sell a limited amount of the Company’s shares of its common stock, par value $0.0075 per share (the “Common Stock”), for personal financial management purposes, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions (the “10b5-1 Plans”).

Messrs. Varian, Neal and Wells and Drs. Rubin and Scannon will continue to be subject to the Company's executive stock trading guidelines.

Transactions made under the 10b5-1 Plans will be disclosed publicly through Form 4 filings with the U.S. Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 Plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2013	XOMA CORPORATION
	By:	/s/ Fred Kurland
Fred Kurland Vice President, Finance and Chief Financial Officer